Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Deborah A. Wensel, Chief Financial Officer or Katie Hayes, Investor Relations @ 630-574-3772

GREAT LAKES DREDGE & DOCK CORPORATION ANNOUNCES

MANAGEMENT CHANGES and OPERATIONAL RESTRUCTURING

Oak Brook, Illinois – April 20, 2010 – Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) – the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition services – today announced a management and operational restructuring of its Dredging Operations.

The Company reported changes today resulting from a strategic decision to strengthen the Company, and better position it for long term success. The position of Chief Operating Officer has been eliminated effective immediately. A new position, President of Dredging Operations, has been created which will be responsible for all aspects of domestic and international dredging operations.

David Simonelli, who has recently served as Sr. Vice President of Operations, has been promoted to the position of President of Dredging Operations. Mr. Simonelli joined the Company in 1978 as a Field Engineer and has served the Company in positions of increasing responsibility since then. After serving as Project Manager for several of the Company’s major domestic and international dredging projects, Mr. Simonelli was named a Vice President in 2002. He has been instrumental in the continued enhancement of the Company’s dredging processes, implementing project cost improvements and the transformation of the Company’s safety culture. Mr. Simonelli earned a BS in Civil Engineering from the University of Rhode Island and is a member of the Hydrographic Society, the American Society of Civil Engineers and the Western Dredging Association.

As a result of the strategic restructuring, Richard M. Lowry, who has been Chief Operating Officer of Great Lakes since 1991, has left the Company. The Board and management thank Mr. Lowry for his many years of service during which he played a major role in the growth of the Company’s domestic dredging business and its reintegration into international dredging markets.

Commentary

Doug Mackie stated, “The growth we have achieved in our dredging business, particularly in recent years, by increasing operational capacity, has been impressive. We also have expanded our customer base by penetrating new international markets. Our demolition services business, NASDI, and our sand and stone supply business, Amboy Aggregates, have enabled the Company to diversify into markets not subject to the same operating dynamics which characterize our core dredging business.

“Our strategic vision is to seek growth opportunities in our existing markets while exploring new opportunities outside of our existing business base. Each of the operating presidents will continue to report directly to me with accountability for all aspects of their operations. The combination of the high level of talent in our operating groups coupled with our ability to finance expansion when returns meet our risk-adjusted threshold provides an opportunity for each of the group presidents, who are seasoned leaders, to opportunistically pursue growth in new and existing markets.

“I am confident this restructuring will enhance the entrepreneurial spirit which we strive to instill in our organization. The Company and all its stakeholders stand to benefit considerably from this change and can be confident our group leaders exhibit the collective knowledge, experience and expertise necessary to generate continued growth for our Company.

“Finally, I personally want to thank Richard Lowry for his many years of service and contributions to the Company. Richard and I worked together for many years, enjoying many successes. I wish Richard the best in his future endeavors.”

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations, which have accounted for 30% of its dredging revenues over the last three years. Great Lakes owns the largest and most diverse dredging fleet in the U.S., comprised of over 180 specialized vessels, and has never failed to complete a marine project in 119 years of operation.

The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. Additionally, the Company owns a 50% interest in a marine sand mining operation in New Jersey which supplies sand and aggregate used for road and building construction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

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